UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2009

KBL HEALTHCARE ACQUISITION CORP. III
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33583 (Commission File Number)	20-8191477 (IRS Employer Identification No.)

380 Lexington Avenue, 31st Floor, New York, New York	10168
(Address of Principal Executive Offices)	(Zip Code)

212-319-5555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

On July 16, 2009, KBL Healthcare Acquisition Corp. III (“KBL”) and PRWT Services, Inc. (“PRWT”) announced the joint termination of the Agreement and Plan of Reorganization, dated as of March 13, 2009, as amended by and among KBL, PRWT, the stockholders of PRWT and PRWT Merger Sub,, a wholly-owned subsidiary of PRWT.

As a result of the foregoing, pursuant to KBL’s amended and restated certificate of incorporation, KBL’s corporate existence will cease, effective July 19, 2009, except for the purposes of winding up its affairs and liquidating.  Under the Delaware General Corporation Law, KBL is now required to pay or make reasonable provision for all existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to KBL, and to provide compensation for any claims that have not been made known to KBL or that have not arisen but that, based on facts known to KBL at this time, are likely to arise or to become known to KBL within 10 years after such date. KBL cannot make any assurance as to when such plan will be completed and when liquidation distributions will be made, although KBL intends to complete such process as soon as practicable.

A copy of the press release announcing the termination is attached to this Report as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release, dated July 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2009

KBL HEALTHCARE ACQUISITION CORP. III

	By:	/s/ Michael Kaswan
Michael Kaswan
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated July 16, 2009.